UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

Item 8.01

Other Events

On January 21, 2014, a Panel of three arbitrators appointed by the American Arbitration Association to hear the matter of Ecosphere Technologies, Inc. v. Halliburton Energy Services, Inc. issued Order No. 8, in which the Panel, among other things, denied Halliburton’s Dispositive Motion, wherein Halliburton had moved to end the arbitration on legal grounds, claiming that Ecosphere raised no issues of fact for the Panel to resolve at the Final Hearing, and that Ecosphere had no factual support for its claims. The Panel found that that the issues presented in Halliburton’s “Dispositive Motion involve intertwined issues of disputed material fact and law more properly resolved by the full adversarial process contemplated for the March 2014 hearings in this matter”; therefore, “the Panel decline[d] at this time to dispose of any of the issues remaining in this arbitration.” Therefore, the Final Hearing on Ecosphere’s claims will occur in March 2014. A copy of Order No. 8 is attached as an Exhibit.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.1	AAA Order No. 8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer

Date:  February __, 2014